UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
 July 16, 2012

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A (this “Amendment”) is being filed by Plantronics, Inc. (the “Company”) to correct certain errors in the Company's Current Report on Form 8-K filed on July 16, 2012 (the “Original 8-K”) with respect to the compensation arrangements of Pamela Strayer in connection with her appointment as the Company's Senior Vice President & Chief Financial Officer.

Except as set forth herein, this Amendment does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment should be read in conjunction with the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Original 8-K incorrectly stated the date of vesting of restricted stock awards to Ms. Strayer. The restricted stock award shall vest in equal annual installments over a four-year period on the last day of the month following each anniversary of the date of grant, subject to Ms. Strayer's continued service to the Company through the relevant vesting dates.

Item 9.01 Financial Statements and Exhibits

In addition, this Amendment is being filed to re-file Ms. Strayer's offer letter. Due to a clerical error, the exhibit filed with the Original 8-K omitted a paragraph regarding her sign-on bonus. A full copy of the Offer Letter with Ms. Strayer is filed as Exhibit 10.1 hereto.

The following exhibits are furnished as part of this report.

Exhibit Number	Description

10.1	Offer Letter between the Company and Pamela Strayer dated June 4, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2012	PLANTRONICS, INC.

	By:	/s/ Richard R. Pickard
	Name:	Richard R. Pickard
	Title:	Vice President - Legal, General Counsel and Secretary